Exhibit 99.1

NRG Energy, Inc. Reports Full Year 2018 Results

•	Closed on all previously announced asset sales, including South Central and Carlsbad in February 2019 for $1.4 billion[1]

•	Completed $1.5 billion in share repurchases

•	Announcing additional $1 billion share repurchase authorization

•	Announcing up to $600 million reserved to achieve investment grade metrics

PRINCETON, NJ - February 28, 2019 - NRG Energy, Inc. (NYSE: NRG) today reported full year 2018 income from continuing operations of $460 million, or $0.87 per diluted common share. Adjusted EBITDA for the full year 2018 was $1.8 billion, cash from continuing operations was $1.0 billion and FCFbG was $1.1 billion.

“Our platform delivered another year of strong financial results with execution across all strategic initiatives while achieving our best safety and environmental performance on record,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “We now have the financial flexibility to create significant and sustainable shareholder value as we continue to perfect our platform, strengthen our balance sheet and return capital to shareholders."

Consolidated Financial Results
NRG completed the sale of its Renewables Platform, and its interests in NRG Yield, as well as the South Central Portfolio on August 31, 2018, and February 4, 2019, respectively. As a result, financial information for the South Central Portfolio, NRG Yield, the Renewables Platform and Carlsbad Energy Center was recast to reflect the presentation of these entities as discontinued operations for all current and historical periods.

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/18	12/31/17	12/31/18	12/31/17
Income/(Loss) from Continuing Operations	$(93)	$(1,390)	$460	$(1,345)
Cash From Continuing Operations	$317	$426	$1,003	$856
Adjusted EBITDA	$273	$297	$1,777	$1,389
Free Cash Flow Before Growth Investments (FCFbG)	$336	$385	1,120	$877

1 Excludes transaction fees, working capital and other adjustments

Segment Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/18	12/31/17	12/31/18	12/31/17
Retail	$331	$497	$1,062	$873
Generation [a]	(257)	(1,718)	(7)	(1,602)
Corporate	(167)	(169)	(595)	(616)
Income/(Loss) from Continuing Operations	$(93)	$(1,390)	$460	$(1,345)
a. In accordance with GAAP, 2018 and 2017 results have been recast to reflect the discontinued operations of the South Central Portfolio, NRG Yield, the Renewables Platform and Carlsbad Energy Center and the deconsolidation of GenOn.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/18	12/31/17	12/31/18	12/31/17
Retail	$197	$210	$952	$825
Generation [a]	84	128	856	645
Corporate	(8)	(41)	(31)	(81)
Adjusted EBITDA [b]	$273	$297	$1,777	$1,389
a. In accordance with GAAP, 2018 and 2017 results have been recast to reflect the discontinued operations of the South Central Portfolio, NRG Yield, the Renewables Platform and Carlsbad Energy Center and the deconsolidation of GenOn.
b. See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations.

Retail
Full year 2018 Adjusted EBITDA was $952 million, $127 million higher than 2017, driven by our margin enhancement and cost reduction initiatives, increased usage and growth related to M&A activity, and higher gross margins from increased demand response MWs sold, partially offset by higher supply costs and higher operating expenses related to margin enhancements.

Fourth quarter Adjusted EBITDA was $197 million, $13 million lower than the fourth quarter 2017, driven by higher margin enhancement costs, higher bad debt and higher supply costs, offset by higher gross margins from our margin enhancement initiatives, growth related to M&A activity, and cost savings.

Generation
Full year 2018 Adjusted EBITDA was $856 million, $211 million higher than 2017, driven by:

•	Texas: $179 million increase on higher realized energy prices, partially offset by higher outage costs

•	East/West[2]: $32 million increase due to higher capacity revenues, partially offset by the deconsolidation impact of the non-controlling interest in Ivanpah and Agua Caliente

Fourth quarter Adjusted EBITDA was $84 million, $44 million lower than the fourth quarter 2017, driven by:

•	Texas: $17 million decrease primarily due to higher operating expenses related to the fall outage at the South Texas Project (STP)

•
East/West[2]: $27 million decrease due to lower realized energy margins, higher outage costs and the deconsolidation impact of the non-controlling interest in Ivanpah and Agua Caliente, partially offset by higher capacity revenues

Corporate
Full year 2018 Adjusted EBITDA was $(31) million, $50 million better than 2017, driven by lower expenses associated with the Transformation Plan, partially offset by the reduction in shared services revenue from GenOn.

Fourth quarter Adjusted EBITDA was $(8) million, $33 million better than the fourth quarter 2017, driven by lower expenses associated with the Transformation Plan.

2 Includes BETM through date of sale, Retained Renewable assets, Cottonwood, International, and generation overhead

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	12/31/18	12/31/17
Cash and Cash Equivalents	$563	$770
Restricted Cash	17	279
Total	$580	$1,049
Total credit facility availability	1,397	1,711
Total Liquidity, excluding collateral received	$1,977	$2,760

As of December 31, 2018, NRG-level cash was at $0.6 billion, and $1.4 billion was available under the Company’s credit facilities. Total liquidity was $2.0 billion, including restricted cash. Overall liquidity as of the end of the fourth quarter 2018 was $0.8 billion lower than at the end of 2017.

On February 4, 2019, and February 27, 2019, NRG closed on the sale of the South Central Portfolio $1.0 billion3 and Carlsbad project for $387 million3, respectively, providing additional sources of liquidity.

NRG Strategic Developments

Transformation Plan
NRG realized $532 million of its 2018 cost savings target and $32 million in margin enhancement, as part of the Transformation Plan. With respect to the asset sales, on February 4, 2019, the Company completed the sale of its South Central Portfolio to Cleco, for approximately $1.0 billion3 and on February 27, 2019, completed the sale of Carlsbad to Global Infrastructure Partners III (GIP) for $387 million3. NRG's total asset sale proceeds to date are approximately $3.0 billion3.

Agua Caliente Offer
On November 1, 2018, the Company, which indirectly owns a 35% interest in Agua Caliente, a 290 MW utility-scale solar project, offered to Clearway Energy, Inc. (formerly known as NRG Yield, Inc.) its ownership interest in Agua Caliente Borrower 1, LLC, for approximately $120 million. The offer expired on January 31, 2019, with no action taken by Clearway Energy, Inc. As a result, the right of first offer agreement with Clearway Energy, Inc. has expired and NRG's interest in Agua Caliente is no longer subject to a right of first offer thereunder.

2019 Guidance
NRG is maintaining its guidance range for 2019 with respect to Consolidated Adjusted EBITDA, Cash From Operations and FCFbG as set forth below.

Table 4: 2019 Adjusted EBITDA and FCF before Growth Guidance

2019
($ in millions)	Guidance
Adjusted EBITDA [a]	$1,850 - $2,050
Cash From Operations	$1,405 - $1,605
Free Cash Flow before Growth	$1,250 - $1,450
a. Non-GAAP financial measure; see Appendix Tables A-1 through A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

3 Excluding transaction fees, working capital and other adjustments

Capital Allocation Update
During the fourth quarter of 2018, NRG completed $250 million of the additional $500 million share repurchase program announced on the third quarter 2018 earnings call and completed the remaining $250 million of share repurchases in January and February 2019. In total, since March 2018, NRG has repurchased $1.5 billion of shares for an average price of $36.24/share. In addition, the Board of Directors of the Company has authorized an additional $1 billion share repurchase program to be executed in 2019.

As previously announced, the Company has completed its targeted $640 million of debt reduction through the redemption of $485 million of its outstanding 6.250% senior notes due 2022 and the prepayment of $155 million of Term Loans, and achieved its target net debt to Adjusted EBITDA ratio of 3.0x for 2018.

NRG is revising its balance sheet target ratios in order to further strengthen its balance sheet. Although the Company is not targeting a specific credit rating improvement at this time, the Company will seek to maintain the following credit metrics, consistent with investment grade ratings:

•	Net Debt/EBITDA: 2.5x - 2.75x

•	Adjusted Cash from Operations / Net Debt: 27.5% - 32.5%

•	Interest Coverage: 5.5x - 6.5x

In order to achieve the revised balance sheet targets, the Company is reserving up to $600 million in 2019 capital which may be allocated toward additional debt reduction.

On January 23, 2019, NRG declared a quarterly dividend on the Company's common stock of $0.03 per share, paid February 15, 2019 to stockholders of record as of February 1, 2019, representing $0.12 per share on an annualized basis.

The Company’s common stock dividend, corporate level debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call
On February 28, 2019, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we are redefining power by putting customers at the center of everything we do. We create value by generating electricity and serving over 3 million residential and commercial customers through our portfolio of retail electricity brands. A Fortune 500 company, NRG delivers customer-focused solutions for managing electricity, while enhancing energy choice and working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Safe Harbor Disclosure
In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyber terrorism and inadequate cyber security, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and company-wide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings, margin enhancement, asset sale, and net debt targets, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of February 28, 2019. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings press release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
(In millions, except per share amounts)	2018	2017	2016
Operating Revenues
Total operating revenues	$9,478	$9,074	$8,915
Operating Costs and Expenses
Cost of operations	7,108	6,886	6,676
Depreciation and amortization	421	596	756
Impairment losses	99	1,534	483
Selling, general and administrative	799	836	1,032
Reorganization costs	90	44	—
Development costs	11	22	48
Total operating costs and expenses	8,528	9,918	8,995
Other income - affiliate	—	87	193
Gain/(loss) on sale of assets	32	16	(80)
Operating Income/(Loss)	982	(741)	33
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	9	(14)	(18)
Impairment losses on investments	(15)	(79)	(268)
Other income, net	18	51	47
Loss on debt extinguishment, net	(44)	(49)	(142)
Interest expense	(483)	(557)	(583)
Total other expense	(515)	(648)	(964)
Income/(Loss) from Continuing Operations Before Income Taxes	467	(1,389)	(931)
Income tax expense/(benefit)	7	(44)	25
Net Income/(Loss) from Continuing Operations	460	(1,345)	(956)
(Loss)/income from discontinued operations, net of income tax	(192)	(992)	65
Net Income/(Loss)	268	(2,337)	(891)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	—	(184)	(117)
Net Income/(Loss) Attributable to NRG Energy, Inc.	268	(2,153)	(774)
Dividends for preferred shares	—	—	5
Gain on redemption of preferred shares	—	—	(78)
Income/(Loss) Available for Common Stockholders	$268	$(2,153)	$(701)
Earnings/(Loss) Per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	304	317	316
Income/(loss) from continuing operations per weighted average common share — basic	$1.51	$(3.66)	$(2.42)
(Loss)/income from discontinued operations per weighted average common share — basic	$(0.63)	$(3.13)	$0.20
Net Income/(Loss) per Weighted Average Common Share — Basic	$0.88	$(6.79)	$(2.22)
Weighted average number of common shares outstanding — diluted	308	317	316
Income/(loss) from continuing operations per weighted average common share — diluted	$1.49	$(3.66)	$(2.42)
(Loss)/income from discontinued operations per weighted average common share — diluted	$(0.62)	$(3.13)	$0.20
Net Income/(Loss) per Weighted Average Common Share — Diluted	$0.87	$(6.79)	$(2.22)
Dividends Per Common Share	$0.12	$0.12	$0.24

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

	For the Year Ended December 31,
	2018	2017	2016
	(In millions)
Net Income/(Loss)	$268	$(2,337)	$(891)
Other Comprehensive (Loss)/Income, net of tax
Unrealized gain on derivatives, net of income tax expense of $0, $1, and $1	23	13	35
Foreign currency translation adjustments, net of income tax benefit of $0, $(2), and $0	(11)	12	(1)
Available-for-sale securities, net of income tax expense of $0, $10, and $0	1	(8)	1
Defined benefit plan, net of income tax (benefit)/expense of $0, $(21), and $0	(35)	46	3
Other comprehensive (loss)/income	(22)	63	38
Comprehensive Income/(Loss)	246	(2,274)	(853)
Less: Comprehensive income/(loss) attributable to noncontrolling interests and redeemable noncontrolling interests	14	(179)	(117)
Comprehensive Income/(Loss) Attributable to NRG Energy, Inc.	232	(2,095)	(736)
Dividends for preferred shares	—	—	5
Gain on redemption of preferred shares	—	—	(78)
Comprehensive Income/(Loss) Available for Common Stockholders	$232	$(2,095)	$(663)

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2018	2017
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$563	$770
Funds deposited by counterparties	33	37
Restricted cash	17	279
Accounts receivable - trade	1,019	900
Inventory	412	453
Derivative instruments	764	624
Cash collateral posted in support of energy risk management activities	287	171
Accounts receivable - affiliate	5	180
Prepayments and other current assets	302	163
Current assets - held-for-sale	1	116
Current assets - discontinued operations	197	744
Total current assets	3,600	4,437
Property, plant and equipment, net	3,048	5,974
Other Assets
Equity investments in affiliates	412	182
Goodwill	573	539
Intangible assets, net	591	507
Nuclear decommissioning trust fund	663	692
Derivative instruments	317	159
Deferred income taxes	46	6
Other non-current assets	289	310
Non-current assets - held-for-sale	77	43
Non-current assets - discontinued operations	1,012	10,506
Total other assets	3,980	12,944
Total Assets	$10,628	$23,355

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	As of December 31,
	2018	2017
	(In millions, except share data)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$72	$204
Accounts payable	862	684
Accounts payable - affiliate	1	57
Derivative instruments	673	537
Cash collateral received in support of energy risk management activities	33	37
Accrued expenses and other current liabilities	680	756
Accrued expenses and other current liabilities - affiliate	—	161
Current liabilities - held for sale	5	72
Current liabilities - discontinued operations	72	846
Total current liabilities	2,398	3,354
Other Liabilities
Long-term debt and capital leases	6,449	9,180
Nuclear decommissioning reserve	282	269
Nuclear decommissioning trust liability	371	415
Postretirement and other benefit obligations	435	458
Derivative instruments	304	143
Deferred income taxes	65	21
Out-of-market contracts, net	121	129
Other non-current liabilities	718	534
Non-current liabilities - held-for-sale	65	8
Non-current liabilities - discontinued operations	635	6,798
Total non-current liabilities	9,445	17,955
Total Liabilities	11,843	21,309
Redeemable noncontrolling interest in subsidiaries	19	78
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 420,288,886 and 418,323,134 shares issued; and 283,650,039 and 316,743,089 shares outstanding at December 31, 2018 and 2017	4	4
Additional paid-in capital	8,510	8,376
Accumulated deficit	(6,022)	(6,268)
Treasury stock, at cost; 136,638,847 and 101,580,045 shares at December 31, 2018 and 2017	(3,632)	(2,386)
Accumulated other comprehensive loss	(94)	(72)
Noncontrolling interest	—	2,314
Total Stockholders' Equity	(1,234)	1,968
Total Liabilities and Stockholders' Equity	$10,628	$23,355

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2018	2017	2016
	(In millions)
Cash Flows from Operating Activities
Net income/(loss)	$268	$(2,337)	$(891)
(Loss)/income from discontinued operations, net of income tax	(192)	(992)	65
Income/(loss) from continuing operations	460	(1,345)	(956)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	46	102	67
Depreciation, amortization and accretion	459	596	756
Provision for bad debts	85	68	45
Amortization of nuclear fuel	48	51	49
Amortization of financing costs and debt discount/premiums	29	29	33
Adjustment for debt extinguishment	44	49	142
Amortization of intangibles and out-of-market contracts	45	54	68
Amortization of unearned equity compensation	25	35	10
Net (gain)/loss on sale of assets and equity/cost method investments	(49)	(9)	139
Impairment losses	114	1,614	751
Changes in derivative instruments	37	(170)	16
Changes in deferred income taxes and liability for uncertain tax benefits	5	13	(12)
Changes in collateral deposits in support of risk management activities	(105)	(80)	396
Changes in nuclear decommissioning trust liability	60	11	41
GenOn settlement, net of insurance proceeds	(63)	—	—
Net loss on deconsolidation of Agua Caliente and Ivanpah projects	13	—	—
Cash provided/(used) by changes in other working capital, net of acquisition and disposition effects:
Accounts receivable - trade	(83)	(83)	24
Inventory	31	143	60
Prepayments and other current assets	(41)	(187)	(120)
Accounts payable	113	44	(59)
Accrued expenses and other current liabilities	(166)	(88)	(61)
Other assets and liabilities	(104)	9	32
Cash provided by continuing operations	1,003	856	1,437
Cash provided by discontinued operations	374	754	471
Net Cash Provided by Operating Activities	1,377	1,610	1,908
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(243)	(14)	—
Capital expenditures	(388)	(254)	(544)
Proceeds from renewable energy grants	—	8	36
Net proceeds from sale/(purchases) of emission allowances	19	66	(1)
Investments in nuclear decommissioning trust fund securities	(572)	(512)	(551)
Proceeds from sales of nuclear decommissioning trust fund securities	513	501	510
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	1,564	430	241
Deconsolidation of Agua Caliente and Ivanpah projects	(268)	—	—
Changes in investments in unconsolidated affiliates	(39)	(57)	(33)
Net (contributions to)/distributions from discontinued operations	(60)	150	(58)
Other	(6)	22	31
Cash provided/(used) by continuing operations	520	340	(369)
Cash used by discontinued operations	(725)	(979)	(388)
Net Cash Used by Investing Activities	(205)	(639)	(757)

	For the Year Ended December 31,
	2018	2017	2016
	(In millions)
Cash Flows from Financing Activities
Payments of dividends to preferred and common stockholders	(37)	(38)	(76)
Payments for treasury stock	(1,250)	—	—
Payments for preferred shares	—	—	(226)
Payments for debt extinguishment costs	(32)	(42)	(121)
Net distributions to noncontrolling interest from subsidiaries	(16)	(30)	(27)
Proceeds/(payments) from issuance of common stock	21	(2)	1
Proceeds from issuance of long-term debt	1,100	1,178	4,412
Payments of debt issuance costs	(19)	(18)	(61)
Payments for short and long-term debt	(1,734)	(1,884)	(5,146)
Receivable from affiliate	(26)	(125)	—
Other	(4)	(8)	(7)
Cash used by continuing operations	(1,997)	(969)	(1,251)
Cash provided/(used) by discontinued operations	471	(169)	483
Net Cash Used by Financing Activities	(1,526)	(1,138)	(768)
Effect of exchange rate changes on cash and cash equivalents	1	(1)	1
Change in Cash from discontinued operations	120	(394)	566
Net (Decrease)/Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(473)	226	(182)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,086	860	1,042
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$613	$1,086	$860

Appendix Table A-1: Fourth Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(174)	(83)	(257)	331	(167)	(93)
Plus:
Interest expense, net	—	9	9	1	107	117
Income tax	—	—	—	—	(12)	(12)
Loss on debt extinguishment	—	—	—	—	21	21
Depreciation and amortization	21	31	52	30	9	91
ARO expense	1	3	4	—	—	4
Contract amortization	7	—	7	—	—	7
Lease amortization	—	(2)	(2)	—	—	(2)
EBITDA	(145)	(42)	(187)	362	(42)	133
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	4	26	30	—	—	30
Acquisition-related transaction & integration costs	—	—	—	1	1	2
Reorganization costs[2]	1	—	1	5	31	37
Legal Settlement	—	10	10	—	—	10
Deactivation costs	—	—	—	—	4	4
Gain on sale of assets	—	—	—	—	(1)	(1)
Other non recurring charges	(1)	1	—	1	(1)	—
Impairments	5	4	9	1	—	10
Mark to market (MtM) (gains)/losses on economic hedges	153	68	221	(173)	—	48
Adjusted EBITDA	17	67	84	197	(8)	273
1 Includes International, remaining renewables and Generation eliminations
2 Includes $17 million of non-recurring pension expense

Fourth Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Operating revenues	345	377	722	1,608	(239)	2,091
Cost of sales[2]	198	178	376	1,178	(239)	1,315
Economic gross margin[3]	147	199	346	430	0	776
Operations & maintenance and other cost of operations	116	123	239	81	(1)	319
Selling, marketing, general & administrative[4]	20	42	62	153	9	224
Other expense/(income)[5]	(6)	(33)	(39)	(1)	—	(40)
Adjusted EBITDA	17	67	84	197	(8)	273
1 Includes International, remaining renewables and Generation eliminations
2 Excludes deactivation costs of $4 million
3 Excludes MtM losses of $48 million and contract amortization of $7 million
4 Excludes legal settlement of $10 million
5 Excludes gain on sale of assets of $1 million, acquisition-related transaction & integration costs of $2 million, reorganization costs of $37 million and loss on debt extinguishment of $21 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	1,992	—	99	—	—	2,091
Cost of operations	1,275	(7)	51	(4)	—	1,315
Gross margin	717	7	48	4	—	776
Operations & maintenance and other cost of operations	319	—	—	—	—	319
Selling, marketing, general & administrative	234	—	—	—	(10)	224
Other expense/(income)[1]	257	(198)	—	—	(99)	(40)
Income/(Loss) from Continuing Operations	(93)	205	48	4	109	273
1 Other adj. includes impairments of $10 million, gain on sale of assets of $1 million, acquisition-related transaction & integration costs of $2 million, reorganization costs of $37 million and loss on debt extinguishment of $21 million

Appendix Table A-2: Fourth Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(1,487)	(231)	(1,718)	497	(169)	(1,390)
Plus:
Interest expense, net	—	22	22	2	97	121
Income tax	—	—	—	—	(47)	(47)
Loss on debt extinguishment	—	—	—	—	49	49
Depreciation and amortization	42	67	109	29	8	146
ARO Expense	11	13	24	—	—	24
Contract amortization	10	—	10		1	11
Lease amortization	—	(2)	(2)	—	—	(2)
EBITDA	(1,424)	(131)	(1,555)	528	(61)	(1,088)
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	—	2	—	1	3
Acquisition-related transaction & integration costs	—	—	—	—	1	1
Reorganization costs	3	4	7	6	12	25
Legal Settlement	—	—	—	(1)	—	(1)
Deactivation costs	3	6	9	—	2	11
Gain on sale of assets	—	(8)	(8)	—	—	(8)
Other non recurring charges	—	(3)	(3)	—	(1)	(4)
Impairments	1,336	205	1,541	8	5	1,554
Mark to market (MtM) (gains)/losses on economic hedges	114	21	135	(331)	—	(196)
Adjusted EBITDA	34	94	128	210	(41)	297
1 Includes International, remaining renewables and Generation eliminations

Fourth Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Operating revenues	340	453	793	1,506	(218)	2,081
Cost of sales[2]	189	204	393	1,100	(218)	1,275
Economic gross margin[3]	151	249	400	406	—	806
Operations & maintenance and other cost of operations[4]	115	125	240	77	2	319
Selling, marketing, general & administrative[5]	13	39	52	118	42	212
Other expense/(income)[6]	(11)	(9)	(20)	1	(3)	(22)
Adjusted EBITDA	34	94	128	210	(41)	297
1 Includes International, remaining renewables and Generation eliminations
2 Excludes deactivation costs of $2 million
3 Excludes MtM gains of $196 million and contract amortization of $11 million
4 Excludes deactivation costs of $9 million
5 Excludes legal settlement of $1 million
6 Excludes gain on sale of assets of $8 million, acquisition-related transaction & integration costs of $1 million, reorganization costs of $25 million and loss on debt extinguishment of $49 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,155	—	(74)	—	—	2,081
Cost of operations	1,166	(11)	122	(2)	—	1,275
Gross margin	989	11	(196)	2	—	806
Operations & maintenance and other cost of operations	328	—	—	(9)	—	319
Selling, marketing, general & administrative	211	—	—	—	1	212
Other expense/(income) [1]	1,840	(242)	—	—	(1,620)	(22)
Income/(Loss) from Continuing Operations	(1,390)	253	(196)	11	1,619	297
1 Other adj. includes impairments of $1,554 million, gain on sale of assets of $8 million, acquisition-related transaction & integration costs of $1 million, reorganization costs of $25 million and loss on debt extinguishment of $49 million

Appendix Table A-3: Full Year 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(102)	95	(7)	1,062	(595)	460
Plus:
Interest expense, net	—	55	55	3	408	466
Income tax	—	—	—	1	6	7
Loss on debt extinguishment	—	—	—	—	44	44
Depreciation and amortization	85	187	272	116	33	421
ARO expense	21	15	36	1	—	37
Contract amortization	26	1	27	—	—	27
Lease amortization	—	(8)	(8)	—	—	(8)
EBITDA	30	345	375	1,183	(104)	1,454
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	9	73	82	—	1	83
Acquisition-related transaction & integration costs	—	—	—	2	5	7
Reorganization costs[2]	3	8	11	15	81	107
Legal Settlement	13	10	23	—	6	29
Deactivation costs	—	10	10	—	12	22
Gain on sale of assets	—	(2)	(2)	—	(30)	(32)
Other non recurring charges	(1)	6	5	4	(2)	7
Impairments	20	93	113	1	—	114
Mark to market (MtM) (gains)/losses on economic hedges	172	67	239	(253)	—	(14)
Adjusted EBITDA	246	610	856	952	(31)	1,777
1 Includes International, remaining renewables and Generation eliminations
2 Includes $17 million of non-recurring pension expense

Full Year 2018 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Operating revenues	1,670	1,964	3,634	7,110	(1,136)	9,608
Cost of sales[2]	867	832	1,699	5,308	(1,140)	5,867
Economic gross margin[3]	803	1,132	1,935	1,802	4	3,741
Operations & maintenance and other cost of operations[4]	513	509	1,022	318	(4)	1,336
Selling, marketing, general & administrative[5]	82	107	189	538	43	770
Other expense/(income)[6]	(38)	(94)	(132)	(6)	(4)	(142)
Adjusted EBITDA	246	610	856	952	(31)	1,777
1 Includes International, remaining renewables and Generation eliminations
2 Excludes deactivation costs of $11 million
3 Excludes MtM gain of $14 million and contract amortization of $27 million
4 Excludes deactivation costs of $11 million
5 Excludes legal settlement of $29 million
6 Excludes gain on sale of assets of $32 million, acquisition-related transaction & integration costs of $7 million, reorganization costs of $107 million and loss on debt extinguishment of $44 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	9,478	—	130	—	—	9,608
Cost of operations	5,761	(27)	144	(11)	—	5,867
Gross margin	3,717	27	(14)	11	—	3,741
Operations & maintenance and other cost of operations	1,347	—	—	(11)	—	1,336
Selling, marketing, general & administrative	799	—	—	—	(29)	770
Other expense/(income)[1]	1,111	(923)	—	—	(330)	(142)
Income/(Loss) from Continuing Operations	460	950	(14)	22	359	1,777
1 Other adj. includes impairments of $114 million, gain on sale of business of $32 million, acquisition-related transaction & integration costs of $7 million, reorganization costs of $107 million and loss on debt extinguishment of $44 million

Appendix Table A-4: Full Year 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(1,485)	(117)	(1,602)	873	(616)	(1,345)
Plus:
Interest expense, net	1	96	97	5	445	547
Income tax	—	2	2	(8)	(38)	(44)
Loss on debt extinguishment	—	—	—	—	49	49
Depreciation and amortization	183	271	454	110	32	596
ARO Expense	21	23	44	—	—	44
Contract amortization	30	4	34	1	—	35
Lease amortization	—	(8)	(8)	—	—	(8)
EBITDA	(1,250)	271	(979)	981	(128)	(126)
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	17	43	60	—	(10)	50
Acquisition-related transaction & integration costs	—	—	—	—	4	4
Reorganization costs	4	6	10	11	23	44
Legal Settlement	—	—	—	(1)	—	(1)
Deactivation costs	4	8	12	—	9	21
Gain on sale of assets	—	(15)	(15)	—	(1)	(16)
Other non recurring charges	(13)	(2)	(15)	3	18	6
Impairments	1,378	223	1,601	8	4	1,613
Mark to market (MtM) (gains)/losses on economic hedges	(73)	44	(29)	(177)	—	(206)
Adjusted EBITDA	67	578	645	825	(81)	1,389
1 Includes International, remaining renewables and Generation eliminations

Full Year 2017 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Operating revenues	1,484	2,094	3,578	6,374	(1,129)	8,823
Cost of sales[2]	869	912	1,781	4,772	(1,130)	5,423
Economic gross margin[3]	615	1,182	1,797	1,602	1	3,400
Operations & maintenance and other cost of operations[4]	464	547	1,011	323	28	1,362
Selling, marketing, general & administrative[5]	91	124	215	453	169	837
Other expense/(income)[6]	(7)	(67)	(74)	1	(115)	(188)
Adjusted EBITDA	67	578	645	825	(81)	1,389
1 Includes International, remaining renewables and Generation eliminations
2 Excludes deactivation costs of $9 million
3 Excludes MtM gain of $206 million and contract amortization of $35 million
4 Excludes deactivation costs of $12 million
5 Excludes legal settlement of $(1) million
6 Excludes gain on sale of assets of $16 million, acquisition-related transaction & integration costs of $4 million, reorganization costs of $44 million and loss on debt extinguishment of $49 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	9,074	1	(252)	—	—	8,823
Cost of operations	5,512	(34)	(46)	(9)	—	5,423
Gross margin	3,562	35	(206)	9	—	3,400
Operations & maintenance and other cost of operations	1,374	—	—	(12)	—	1,362
Selling, marketing, general & administrative	836	—	—	—	1	837
Other expense/(income) [1]	2,697	(1,135)	—	—	(1,750)	(188)
Income/(Loss) from Continuing Operations	(1,345)	1,170	(206)	21	1,749	1,389
1 Other adj. includes impairments of $1,613 million, gain on sale of assets of $16 million, acquisition-related transaction & integration costs of $4 million, reorganization costs of $44 million and loss on debt extinguishment of $49 million

Appendix Table A-5: 2018 and 2017 Three Months Ended December 31 and Full Year Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	December 31, 2018	December 31, 2017
Net Cash Provided by Operating Activities	317	426
Gain on Sale of Land	1	(3)
Cost-to-Achieve [1]	21	23
GenOn Settlement [2]	(57)	—
Adjustment for change in collateral [3]	72	(23)
M&A Integration Expenses	5	—
Adjusted Cash Flow from Operating Activities	359	423
Maintenance CapEx, net	(23)	(39)
Environmental CapEx, net	—	1
Distributions to non-controlling interests	—	—
Free Cash Flow - before Growth	336	385
1 Reflects cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2018 includes insurance proceeds and legal fees
3 Reflects change in NRG’s cash collateral balance; 4Q2017 includes $79 million of collateral postings from our deconsolidated affiliate (GenOn)

	Twelve Months Ended
($ in millions)	December 31, 2018	December 31, 2017
Net Cash Provided by Operating Activities	1,003	856
Gain on Sale of Land	4	5
Cost-to-Achieve [1]	92	37
GenOn Settlement [2]	75	13
Adjustment for change in collateral [3]	117	159
M&A Integration Expenses	5	—
Adjusted Cash Flow from Operating Activities	1,296	1,070
Maintenance CapEx, net [4]	(159)	(140)
Environmental CapEx, net	(1)	(24)
Distributions to non-controlling interests	(16)	(29)
Free Cash Flow - before Growth	1,120	877
1 Reflects cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2018 includes settlement consideration of $261 million, transition services credit of $28 million, and pension contribution of $13 million, less $151 million repayment of intercompany revolver loan, accrued interest and fees of $12 million, certain other balances due to NRG of $6 million, and insurance proceeds, net of legal fees, of $58 million; 2017 includes pension contribution of $13 million.
3 Reflects change in NRG’s cash collateral balance; 2018 includes $15 million return of collateral to GenOn, and 2017 includes $79 million of collateral postings from deconsolidated affiliate (GenOn).
4 Includes insurance proceeds of $22 million in 2017

Appendix Table A-6: Full Year 2018 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity for the full year 2018:

($ in millions)	Twelve Months Ended December 31, 2018
Sources:
Adjusted cash flow from operations	1,296
Convertible Note Issuance	575
Asset Sales	1,581
Uses:
Share repurchases	(1,250)
Debt repayments, net of proceeds	(1,370)
Deconsolidation of Ivanpah and Agua Caliente	(268)
Decrease in credit facility	(314)
Growth investments and acquisitions, net	(437)
GenOn Settlement	(101)
Maintenance and environmental capex, net	(160)
Cost-to-achieve expenses [1]	(150)
Collateral [2]	(117)
Common Stock Dividends	(37)
Financing Fees	(19)
Distributions to non-controlling interests	(16)
Other Investing and Financing	4
Change in Total Liquidity	(783)
1 Includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 Includes $15 million return of collateral to GenOn

Appendix Table A-7: 2019 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2019 Adjusted EBITDA
($ in millions)	Low	High
Income from Continuing Operations [1]	925	1,125
Income Tax	15	15
Interest Expense	350	350
Depreciation, Amortization, Contract Amortization and ARO Expense	430	430
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	80	80
Other Costs [2]	50	50
Adjusted EBITDA	1,850	2,050
1 For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero.
2 Includes deactivation costs and cost-to-achieve expenses

Appendix Table A-8: 2019 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2019
($ in millions)	Guidance
Adjusted EBITDA	$1,850 - $2,050
Cash Interest payments	(350)
Cash Income tax	(15)
Collateral / working capital / other	(80)
Cash From Operations	$1,405 - $1,605
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	—
Adjusted Cash flow from operations	$1,405 - $1,605
Maintenance capital expenditures, net	(145) - (165)
Environmental capital expenditures, net	(0) - (5)
Free Cash Flow - before Growth	$1,250 - $1,450

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted

EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.